The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-225230

SUBJECT TO COMPLETION, DATED AUGUST 4, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2018)

5,000,000 Shares

Immunic, Inc.

Common Stock

We are offering 5,000,000 shares of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “IMUX.” On July 31, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $17.20 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1) The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Delivery of the shares of common stock is expected to be made on or about August   , 2020. We have granted the underwriters an option for a period of 30 days to purchase up to an additional 750,000 shares of common stock. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $        , and the total proceeds to us, before expenses, will be $        .

Sole Bookrunning Manager

SVB Leerink

Co-Managers

Wedbush PacGrow		Ladenburg Thalmann

Prospectus supplement dated August   , 2020

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which was filed under our former name Vital Therapies, Inc., and provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus before investing in our common stock.

Unless the context indicates otherwise, all references in this prospectus supplement to “Immunic,” “we,” “us,” “the Company” and “our” refer to Immunic, Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents we have filed with the Securities and Exchange Commission (“SEC”) that are incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements represent our current expectations or beliefs concerning various future events and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements may be preceded by, or contain, words such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “predict,” “potential,” “might,” “could,” “would,” “should” or other words indicating future results, though not all forward-looking statements necessarily contain these identifying words. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such statements may include, but are not limited to, statements concerning the following:

•	the initiation, cost, timing, progress and results of, and our expected ability to undertake certain activities and accomplish certain goals with respect to, our research and development activities, preclinical studies and clinical trials;

•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations, and/or warnings in the label of any product candidate, if approved;

•	our ability to obtain and deploy funding for our operations;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to attract collaborators with relevant development, regulatory and commercialization expertise;

•	our ability to avoid, settle or prevail in potential litigation with stockholders or others;

•	our ability to obtain and maintain intellectual property protection for our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our ability to successfully commercialize, and our expectations regarding future therapeutic and commercial potential with respect to, our product candidates;

•	the rate and degree of market acceptance of our product candidates;

•	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

•	regulatory developments in the United States and other countries;

•	our ability to attract and retain experienced and seasoned scientific and management professionals to lead us;

•	the performance of our third-party suppliers and manufacturers;

•	the success of competing therapies that are or may become available;

•	the impact of the COVID-19 pandemic on our clinical trials, business and operations;

•	our expectations related to the use of proceeds from this offering; and

•	the accuracy of our estimates regarding future expenses, future revenues, capital requirements and need for additional financing.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Our actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the risk factors under the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and a variety of other factors, including, without limitation, statements about our future business operations and results, the market for our technology, our strategy and competition.

Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus supplement and the accompanying prospectus may not occur.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read all such documents carefully and you should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement, in our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to buy shares of our common stock.

Company Overview

We are a clinical-stage biopharmaceutical company developing a pipeline of selective oral immunology therapies aimed at treating chronic inflammatory and autoimmune diseases, including relapsing-remitting multiple sclerosis (“RRMS”), ulcerative colitis (“UC”), Crohn’s disease (“CD”) and psoriasis. Our main operations are in Gräfelfing near Munich, Germany. We currently have approximately 25 employees.

We are currently pursuing three development programs. These include the IMU-838 program, which is focused on the development of oral formulations of small molecule inhibitors of dihydroorotate dehydrogenase (“DHODH”); the IMU-935 program, which is focused on an inverse agonist of RORγt, an immune cell-specific isoform of RORγ (retinoic acid receptor-related orphan nuclear receptor gamma), and the IMU-856 program, which involves the development of a drug targeting the restoration of intestinal barrier function. In addition to these large markets, our products are also being developed to address certain rare diseases with high unmet medical needs, such as primary sclerosing cholangitis (“PSC”). We are also investigating IMU-838 as a potential treatment option for coronavirus disease 2019 (“COVID-19”).

The following table summarizes the potential indications, clinical targets and clinical development status of our three product candidates:

Our most advanced drug candidate, IMU-838, targets DHODH, a key enzyme in the intracellular metabolism of immune cells in the body. IMU-838’s lead indications are RRMS and inflammatory bowel disease (“IBD”), where the drug candidate is currently being studied in phase 2b trials, EMPhASIS and CALDOSE-1, respectively. An additional phase 2b study is ongoing in patients with moderate COVID-19 (CALVID-1 trial). An investigator-sponsored proof-of-concept clinical trial for IMU-838 in PSC is ongoing at the Mayo Clinic. Another investigator-sponsored phase 2 clinical trial of IMU-838 in combination with oseltamivir in moderate to severe COVID-19 is ongoing in collaboration with the University Hospitals Coventry and Warwickshire NHS Trust (IONIC trial). If approved, we believe that IMU-838 has the potential to be a first-in-class DHODH inhibitor in IBD and a best-in-class DHODH inhibitor in RRMS. In addition, prior clinical data with IMU-838 in rheumatoid arthritis (“RA”), has contributed to understanding of the safety profile of the drug at doses consistent with those currently under evaluation for the treatment of RRMS and IBD. Importantly, IMU-838 has an attractive pharmacokinetic, safety and tolerability profile and has already been tested in approximately 650 individuals to date.

Our second drug candidate, IMU-935, is a highly potent and selective inverse agonist of a transcription factor called RORγt with additional activity on DHODH. We believe that the nuclear receptor RORγt is the main driver for the differentiation of Th17 cells and the expression of cytokines involved in various inflammatory and autoimmune diseases. We believe this target is an attractive alternative to approved antibodies for targets, such as interleukin-23 (“IL-23”), the IL-17 receptor and IL-17 itself. We have observed strong cytokine inhibition targeting both Th1 and Th17 responses in preclinical testing, as well as indications of activity in animal models for psoriasis and IBD. Preclinical experiments indicated that, while leading to a potent inhibition of Th17 differentiation and cytokine secretion, IMU-935 did not affect thymocyte maturation. Based on these preclinical data, we believe that IMU-935 has potential to be a best-in-class therapy for various autoimmune diseases. A phase 1 clinical trial exploring the pharmacokinetics and safety of IMU-935 is currently ongoing.

Our third program, IMU-856, which we believe to be novel, is an orally available, small molecule modulator that targets a protein which serves as a transcriptional regulator of intestinal barrier function. We have not yet disclosed the molecular target for IMU-856. Based on preclinical data, we believe this compound may represent a new treatment approach, as the mechanism of action targets the restoration of the intestinal barrier function in patients suffering from diseases like IBD, irritable bowel syndrome with diarrhea, immune checkpoint inhibitor induced colitis and other intestinal barrier function associated diseases. We believe that because IMU-856 avoids suppression of the immune functions, it may therefore maintain immune surveillance for patients. IMU-856 is currently in advanced preclinical testing with a phase 1 clinical trial exploring the pharmacokinetics and safety planned to start in the second half of 2020.

Acquisition History

Our wholly-owned subsidiary Immunic AG acquired IMU-838 and IMU-935 in September 2016 from 4SC AG (“4SC”), a publicly traded company based in Planegg-Martinsried near Munich, Germany, through asset acquisitions. Our rights to IMU-856 are secured pursuant to an option and license agreement (the “Daiichi Sankyo Option”) with Daiichi Sankyo Co., Ltd. (“Daiichi Sankyo”) in Tokyo, Japan. On January 5, 2020, Immunic AG exercised its option under the Daiichi Sankyo Option to acquire the exclusive global rights to commercialize IMU-856. The license also grants Immunic AG the rights to Daiichi Sankyo’s patent application related to IMU-856. Concurrent with the option exercise, Immunic AG paid to Daiichi Sankyo a one-time upfront licensing fee. Going forward, Daiichi Sankyo is eligible to receive future development, regulatory and sales milestone payments, as well as royalties related to IMU-856.

Commercialization Strategy

Our products are being developed with the aim of delivering proof-of-efficacy in state-of-the-art clinical trials with multiple compounds in multiple indications. Subsequent pivotal trials may be conducted by us alone or with a potential future partner.

We expect to continue to lead most of our research and development activities from our Gräfelfing location, where dedicated scientific, regulatory, clinical and medical teams conduct their activities. Due to these teams’ key relationships with local service providers, we anticipate that this will result in timely, cost-effective execution of our development programs. In addition, we intend to use our subsidiary based in Melbourne, Australia to expedite the early clinical trials for IMU-935 and IMU-856.

We also conduct preclinical work in Halle/Saale, Germany through a collaboration with the Fraunhofer Institute.

Recent Developments

We are conducting a phase 2 clinical trial of IMU-838 as a potential treatment option for patients with COVID-19. CALVID-1 is a prospective, multicenter, randomized, placebo-controlled, double-blind clinical trial in patients with moderate COVID-19 that is designed to evaluate efficacy, safety and tolerability of IMU-838. Top-line data is expected to be available in the second half of 2020. CALVID-1 received regulatory approval from the German health authority, BfArM (Bundesinstitut für Arzneimittel und Medizinprodukte), in May 2020 and has subsequently also received regulatory approval in certain other European countries involved in the study. On June 5, 2020, the U.S. Food and Drug Administration accepted a new Investigational New Drug application for the CALVID-1 trial. On June 15, 2020, we announced dosing of the first patients in the CALVID-1 trial.

On July 27, 2020, we announced enrollment of the first patients in the IONIC trial, an investigator-sponsored phase 2 clinical trial of IMU-838 for the treatment of patients with moderate to severe COVID-19. The IONIC trial, which is run by sponsor and lead site, University Hospitals Coventry and Warwickshire NHS Trust, is a prospective, randomized, parallel-group, open-label phase 2b study that is designed to evaluate efficacy and safety of IMU-838 in combination with the neuraminidase inhibitor, Oseltamivir (Tamiflu®), in approximately 120 adult patients with moderate to severe COVID-19.

On August 2, 2020, we announced positive top-line data from our phase 2 EMPhASIS trial of IMU-838 in patients with RRMS. The study achieved all primary and key secondary endpoints, indicating activity in RRMS patients. In particular, the study met its primary endpoint, demonstrating a statistically significant reduction in the cumulative number of combined unique active (“CUA”) magnetic resonance imaging (“MRI”) lesions up to week 24 in patients receiving 45mg of IMU-838 once daily, by 62% (p=0.0002), as compared to placebo. The study also met its key secondary endpoint, showing a statistically significant reduction in the cumulative number of CUA MRI lesions for the 30mg once daily dose, by 70% (p<0.0001), as compared to placebo.

Corporate Information

Prior to April 12, 2019, we were a clinical-stage biotherapeutic company known as Vital Therapies, Inc. that had historically been focused on the development of a cell-based therapy targeting the treatment of acute forms of liver failure. Vital Therapies, Inc. was originally incorporated in the State of California in May of 2003 as Vitagen Acquisition Corp., subsequently changed its name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. In April 2019, we completed an exchange transaction with Immunic AG pursuant to which holders of ordinary shares of Immunic AG exchanged all of their shares for shares of our common stock, resulting in Immunic AG becoming our wholly owned subsidiary. Following the exchange, we changed our name to Immunic, Inc. and we became a clinical-stage biopharmaceutical company focused on the development of selective oral therapies in immunology with the goal of becoming a leader in treatments for chronic inflammatory and autoimmune diseases.

Our corporate headquarters are located at 1200 Avenue of the Americas, Suite 200, New York, New York 10036. We also have an office at Lochhamer Schlag 21, 82166 Gräfelfing, Germany. Our telephone number is +49 89 250079460. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

THE OFFERING

Common stock offered	5,000,000 shares

Common stock outstanding before this offering	14,968,340 shares

Common stock to be outstanding after this offering	19,968,340 shares

Underwriters’ option	We have granted the underwriters an option for a period of 30 days after the date of the underwriting agreement to purchase up to 750,000 additional shares of common stock.

Use of proceeds	We intend to use the net proceeds from this offering to fund the ongoing clinical development of our three lead product candidates, IMU-838, IMU-935 and IMU-856, including to investigate IMU-838 in a potential phase 3 program in RRMS, and for other general corporate purposes. See “Use of Proceeds” on page S-10 for additional information.

Risk factors	Investing in our common stock involves a high degree of risk and purchasers of shares of our common stock may lose their entire investment. See “Risk Factors” on page S-7 below and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“IMUX”

Unless otherwise stated, all information in this prospectus supplement is based on 14,968,340 shares of common stock outstanding as of June 30, 2020, assumes no exercise of the underwriters’ option to purchase additional shares, and does not include the following:

•	419,845 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020, at a weighted average exercise price of $12.19 per share;

•	14,403 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020, at a weighted average exercise price of $306.01 per share;

•	549,450 shares of common stock issuable upon exercise of stock options issued subsequent to June 30, 2020, at a weighted average exercise price of $12.30 per share; and

•	1,070,900 shares of common stock available for future grant under our equity incentive plans as of August 3, 2020, which reflects the addition of 2,000 shares of common stock that were returned to the plans as the result of an employee resignation subsequent to June 30, 2020.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to deciding whether to invest in our common stock, you should carefully consider the specific risks discussed in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties described herein and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows, financial condition and prospects could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose part or all of your investment.

Risks Related to this Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering, and these uses may vary from our current plans. Our management will have discretion in the application of the net proceeds, including for general corporate purposes as described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the net proceeds from this offering. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

The offering price per share of common stock in this offering exceeds the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase common stock in this offering, you may pay a price per share that exceeds our as adjusted net tangible book value per share of common stock. Upon the sale of 5,000,000 shares of our common stock at $ per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, you will experience immediate dilution of $ per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering, and the public offering price for shares in this offering. To the extent outstanding options or other rights to purchase our common stock are exercised, you will experience further dilution. In addition, to the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. See the section titled “Dilution” below for a more detailed illustration of the dilution you will incur if you participate in this offering.

The size of the potential market for our product candidates is difficult to estimate and, if any of our assumptions are inaccurate, the actual markets for our product candidates may be smaller than our estimates.

The potential market opportunities for our product candidates are difficult to estimate and will depend on a number of factors beyond our control. Our estimates of potential market opportunities are predicated on many assumptions, which may include industry knowledge and publications, third-party research reports and other surveys. Although we believe that our internal assumptions are reasonable, these assumptions involve the exercise of significant judgment on the part of our management, are inherently uncertain, and their reasonableness has not been assessed by an independent source. If any of the assumptions proves to be inaccurate, the actual markets for our product candidates could be smaller than our estimates. As a result, the trading price of our common stock could decline and you might lose all or part of your investment.

Negative developments in the field of oral therapies for chronic inflammatory and autoimmune diseases could damage public perception of our product candidates and negatively affect our business.

The commercial success of our product candidates will depend in part on public acceptance of the use of oral therapies for the treatment of chronic inflammatory and autoimmune diseases. Adverse events in clinical trials of our product candidates or in clinical trials of others developing similar products and the resulting publicity, as well as any other negative developments that may occur in the future, including in connection with competitor therapies, could result in a decrease in demand for our product candidates. These events could also result in the suspension, discontinuation, or clinical hold of or modification to our clinical trials. Our product candidates may not be accepted by the general public or the medical community and potential clinical trial subjects may be discouraged from enrolling in our clinical trials. As a result, we may not be able to continue or may be delayed in conducting our development programs. The trading price of our common stock could decline if we are unable to execute our clinical development programs and you might lose all or part of your investment.

If certain communications distributed by a previously named proposed underwriter that will not participate in this offering were held to violate the Securities Act, purchasers of securities in this offering may have the right to seek refunds or damages.

Prior to our filing of this preliminary prospectus supplement in connection with this offering, employees or representatives of a previously named proposed underwriter for this offering distributed unauthorized communications regarding this offering. This previously named proposed underwriter will not participate as an underwriter in this offering. Neither we nor any of the other underwriters were involved in any way in the preparation or distribution of the information contained in the communications, and the information does not reflect our views, or the views of the other underwriters, as to matters addressed in the communication. Each of these communications by the previously named proposed underwriter may have constituted a prospectus that does not meet the requirements of the Securities Act. Any potential investor who viewed or received these communications should not rely upon them in any manner in making a decision whether to purchase our securities in this offering. We and the underwriters in this offering disclaim all responsibility for the content of these communications. You should rely only on the information contained in this prospectus in determining whether to purchase our securities. Purchasers of our securities in this offering may have certain rights and remedies under the Securities Act as a result of these unauthorized communications.

Risks Related to COVID-19 and Clinical Trials

The recent coronavirus outbreak has caused interruptions or delays of our business plan and may have a significant adverse effect on our business.

In an effort to contain and mitigate the spread of COVID-19, many countries, including the United States, Canada, the European Union and China, have imposed unprecedented restrictions on travel, quarantines and other public health safety measures. The extent to which the pandemic may continue to impact our business will depend on future developments, which are highly uncertain and cannot be predicted, but the development of clinical supply materials could be delayed and enrollment of patients in our ongoing studies for IMU-838 may be delayed or suspended, as hospitals and clinics in areas where we are conducting trials have shifted resources to cope with the COVID-19 pandemic and may limit access or close clinical facilities due to the COVID-19 pandemic. Additionally, if our trial participants are unable to travel to our clinical study sites as a result of quarantines or other restrictions resulting from the COVID-19 pandemic, we may experience higher discontinuation rates or delays in our clinical studies. Government-imposed quarantines and restrictions may also require us to temporarily terminate our clinical sites. Furthermore, if we determine that our trial participants may suffer from exposure to COVID-19 as a result of their participation in our clinical trials, we may voluntarily terminate certain clinical sites as a safety measure until we reasonably believe that the likelihood of exposure has subsided. As a result, our expected development timelines for our product candidates may be negatively impacted. In addition, the COVID-19 pandemic has affected and may continue to affect the operations of the U.S. Food and Drug Administration and other regulatory authorities, which could result in delays of reviews and approvals with respect to our product candidates. We cannot predict the continuing impact of the COVID-19 pandemic as consequences of such an event are highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts that have affected and may continue to affect our business, or our clinical studies in general; however, the COVID-19 outbreak may materially disrupt or delay our business operations, further divert the attention and efforts of the medical community to coping with COVID-19, disrupt the marketplace in which we operate, and/or have a material adverse effect on our operations.

Additionally, phase 1 trials are either ongoing or are planned for drug candidates IMU-935 and IMU-856 to be performed in Australia. Such phase 1 trials are customarily conducted in healthy volunteers who have no potential benefits from participation in such trials. Hence, phase 1 trials usually are subject to more strict evaluation and assessments during pandemic periods. Such phase 1 trials may for that reason be interrupted or delayed.

Moreover, the various precautionary measures taken by many governmental authorities around the world in order to limit the spread of COVID-19 has had and may continue to have an adverse effect on the global markets and global economy generally, including on the availability and pricing of employees, resources, materials, manufacturing and delivery efforts and other aspects of the global economy. There have been business closures and a substantial reduction in economic activity in countries that have experienced significant outbreaks of COVID-19. Significant uncertainty remains as to the potential impact of the COVID-19 pandemic on the global economy. We cannot currently predict the duration of the pandemic or its impact on global or regional economic activity. The COVID-19 pandemic could materially disrupt our business and operations, interrupt our sources of supply, hamper our ability to raise additional funds or sell our securities, continue to slow down the overall economy or curtail consumer spending.

Our pursuit of a COVID-19 drug candidate is at an early stage. We may be unable to produce a drug that successfully treats the virus in a timely manner, if at all.

In response to the global outbreak of coronavirus and based on preclinical data, we have started and are in the process of conducting an antiviral clinical trial for IMU-838, our lead product candidate and a selective oral DHODH inhibitor. Our clinical development program for IMU-838 as a potential treatment option for patients with COVID-19 is in early stages, we may be unable to recruit the required patients based on limited disease prevalence in the countries in which we are investigating IMU-838 for the treatment of COVID-19, we may not be able to show any activity of IMU-838 in COVID-19, IMU-838 in COVID-19 may not prove to be safe for the treatment of IMU-838, and we may be unable to produce a drug that successfully treats COVID-19 in a timely manner, if at all. We are also committing financial resources and personnel to the development of a drug to target COVID-19, which may cause delays in or otherwise negatively impact our other development programs. Our business could be negatively impacted by our allocation of significant resources to a global health threat that is unpredictable and could rapidly dissipate or against which, our drug, if developed, may not be effective or safe. In addition, another party may be successful in producing a prophylactic vaccine or a more efficacious therapy for COVID-19, which may also lead to the diversion of governmental and quasi-governmental funding away from us and toward other companies and limit the commercial viability of any approved product candidate for the treatment of COVID-19.

Our recently reported results for the EMPhASIS trial are based on top-line data of the trial and may differ from complete trial results once we evaluate all of the data from the trial.

Our recently reported results for the EMPhASIS trial consist of only top-line data. Top-line data are based on a preliminary analysis of currently available efficacy and safety data, and therefore our recently reported results are subject to change following a comprehensive review of the more extensive data we expect to receive. The top-line data are subject to important assumptions, estimations and calculations, and are based on information currently available to us. We have not received, or had an opportunity to evaluate, all of the data from the EMPhASIS trial. As a result, we may have additional or different conclusions that may qualify the top-line results once the complete data have been received and fully evaluated. If the full data set or conclusions from the full data set differ from the top-line data we reported, our ability to obtain approval for, and commercialize, IMU-838 for RRMS or for other indications may be hindered, which could materially adversely affect our business, financial condition, results of operations and prospects, as well as cause a decline in the trading price of our common stock.

Our internal computer systems and physical premises, or those of our strategic collaborators or other contractors or consultants are susceptible to failure and we have experienced a security breach, which could result in a material disruption of our product development programs and our manufacturing operations.

Our internal computer systems and those of our current and any future strategic collaborators, vendors, and other contractors or consultants are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, cybersecurity threats, war and telecommunication and electrical failures. We may experience cyber-attacks on our information technology systems by threat actors of all types (including but not limited to nation states, organized crime, other criminal enterprises, individual actors and/or advanced persistent threat groups). In addition, we may experience intrusions on our physical premises by any of these threat actors. If any such cyber-attack or physical intrusion were to cause interruptions in our operations, such as a material disruption of our development programs or our manufacturing operations, whether due to a loss of our trade secrets or other proprietary information, it would have a material and adverse effect on us. For example, the loss of clinical trial data from one or more ongoing or completed or future clinical trials could result in delays in our regulatory approval efforts, significantly increase our costs to recover or reproduce the data and expose us to liability. In addition, if we were to run multiple clinical trials in parallel, any breach of our computer systems or physical premises could result in a loss of data or compromised data integrity across more than one of our programs in different stages of development. Any such breach, loss, or compromise of clinical trial participant personal data may also subject us to civil fines and penalties or claims for damages, either under the General Data Protection Regulation and relevant member state law in the European Union, other foreign laws, and the federal Health Insurance Portability and Accountability Act of 1996, and other relevant state and federal privacy laws in the United States including the California Consumer Privacy Act. On May 13, 2020, the Federal Bureau of Investigation (“FBI”) and Cybersecurity and Infrastructure Security Agency announced that the FBI is investigating the targeting and compromise of U.S. organizations conducting COVID-19-related research by People’s Republic of China-affiliated cyber actors. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, including but not limited to information related to our IMU-838 product candidate, we could incur liability, our competitive and reputational position could be harmed, and the further development and commercialization of our investigational medicines could be delayed.  On July 31, 2020 we discovered that an email account at the Company was subject to attempted unauthorized access for a period of up to 24 hours and we have hired an investigator to ascertain what, if any, Company or patient information was impacted. We do not currently believe any confidential or proprietary information was compromised and have taken steps to prevent unauthorized action in the future such as implementing two factor authentication for our email accounts. While we believe that our insurance policies include liability coverage for security breaches, we could be subject to indemnity claims or other damages that exceed our insurance coverage. In addition, our investigation of our recent security breach is in its early stages and we cannot be certain about the scope of the breach or the confidential or proprietary information that was compromised. As a result, the ramifications of the security breach remain uncertain and the security breach could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as cause a decline in the trading price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $        million (or approximately $        million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund the ongoing clinical development of our three lead product candidates, IMU-838, IMU-935 and IMU-856, including to investigate IMU-838 in a potential phase 3 program in RRMS, and for other general corporate purposes.

Our expected use of the net proceeds to us from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our research and development efforts, the status of and results from our current or future clinical trials, the timing of regulatory submissions and any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of any net proceeds from this offering.

We believe that the anticipated net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our operating expenses and capital expenditure requirements through the initiation of our phase 3 RRMS studies and at least the completion of phase 2 studies in COVID-19, PSC, and UC as well as the completion of phase 1 studies in IMU-935 and IMU-856.

Until we use the net proceeds of this offering for the purposes described above, we intend to invest any funds we receive in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between our as adjusted net tangible book value per share after giving effect to this offering, and the public offering price for shares in this offering. Our net tangible book value as of June 30, 2020 was approximately $45.7 million or $3.05 per share. Net tangible book value per share is determined by dividing our assets, less goodwill and total liabilities, by the number of shares of our common stock outstanding as of June 30, 2020.

After giving effect to the issuance and sale of 5,000,000 shares in this offering at the public offering price of $        per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2020, would have been approximately $        million, or $        per share. This represents an immediate increase in net tangible book value of $        per share to existing stockholders and immediate dilution of $        per share to investors purchasing our shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share of as June 30, 2020		$3.05
Increase in net tangible book value per share attributable to investors purchasing shares in this offering	$
As adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to investors in this offering			$

The foregoing table and calculations are based on 14,968,340 shares outstanding as of June 30, 2020 and do not include the following:

•	419,845 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020, at a weighted average exercise price of $12.19 per share;

•	14,403 shares of common stock issuable upon exercise of stock options outstanding as of June 30, 2020, at a weighted average exercise price of $306.01 per share;

•	549,450 shares of common stock issuable upon exercise of stock options issued subsequent to June 30, 2020, at a weighted average exercise price of $12.30 per share; and

•	1,070,900 shares of common stock available for future grant under our equity incentive plans as of August 3, 2020, which reflects the addition of 2,000 shares of common stock that were returned to the plans as the result of an employee resignation subsequent to June 30, 2020.

If the underwriters’ option to purchase 750,000 additional shares from us is exercised in full, and based on a public offering price of $        per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, the as adjusted net tangible book value per share after this offering would be approximately $        per share, the increase in the as adjusted net tangible book value per share would be approximately $        per share and the dilution per share to new investors purchasing shares in this offering would be approximately $        per share.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

UNDERWRITING

SVB Leerink LLC is acting as representative of each of the underwriters named below and as sole bookrunning manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Number of
Underwriter	Shares
SVB Leerink LLC
Wedbush Securities Inc.
Ladenburg Thalmann & Co. Inc.
Total	5,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representative has advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $        per share. After the initial offering of the shares, the public offering price, concession or any other term of this offering may be changed by the representative.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $        . We also have agreed to reimburse the underwriters for up to $25,000 for their FINRA counsel fee. We have paid Ladenburg Thalmann & Co. Inc. a $100,000 fee for financial advisory services. In accordance with FINRA Rule 5110, the underwriters’ reimbursed fees and expenses and Ladenburg Thalmann & Co. Inc.’s advisory fee are deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 750,000 additional shares at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our officers and directors and certain of our other existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	sell, offer to sell, contract to sell or lend any common stock;

•	effect any short sale or establish or increase a put equivalent position (as set forth in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any call equivalent position (as set forth in Rule 16a-1(b) under the Exchange Act) of any common stock;

•	pledge, hypothecate or grant any security interest in or any other way transfer or dispose of any common stock;

•	enter into any swap, hedge or similar arrangement or agreement;

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any common stock, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

•	publicly announce any intention to do any of the foregoing.

The lock-up provisions apply to common stock, options or warrants or other rights to acquire common stock or securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or, subject to certain exceptions, acquired later by the person executing the lock-up agreement.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “IMUX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them under the underwriting agreement described above. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or delaying a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

We, the underwriters and each of our and the underwriters’ respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000, as amended.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus supplement will be passed upon for us by Dentons US LLP, New York, New York. Covington & Burling LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Immunic, Inc. as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the report of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 1 to the consolidated financial statements).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits filed as a part of the registration statement and the documents incorporated by reference herein and therein.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision

We file annual, quarterly and other reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.imux.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 and our amended Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2020;

•

our Current Reports on Form 8-K filed with the SEC on January 8, 2020, April 20, 2020, April 22, 2020, April 27, 2020, May 13, 2020, May 19, 2020, June 12, 2020, June 19, 2020, July 7, 2020 and August 3, 2020 (in each case, except for information contained therein which is furnished rather than filed); and

•	the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on November 15, 2013 (File No. 001-36201), and all amendments or reports filed for the purpose of updating such description.

In addition, we incorporate by reference all additional documents that we subsequently file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part and the effectiveness of the registration statement, as well as between the date of this prospectus supplement and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we furnish or are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Immunic, Inc.
Attn: Corporate Secretary
1200 Avenue of the Americas, Suite 200

New York, New York 10036

+ 49 89 250079460

In addition, you may obtain a copy of these filings from the SEC, as described in the section entitled “Where You Can Find More Information.”

PROSPECTUS

Vital Therapies, Inc.

$200,000,000

Common Stock, Preferred Stock,

Warrants, Debt Securities, Units

2,500,000 Shares of Common Stock

Offered by Selling Stockholders

________________________

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate maximum amount of $200,000,000.

In addition, selling stockholders named in this prospectus may from time to time, after we announce topline data for our VTL-308 clinical study, offer and sell up to an aggregate of 2,500,000 shares of our common stock in one or more transactions, subject to market conditions and prices, liquidity objectives and other investment considerations. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on The Nasdaq Global Market under the symbol “VTL.” On June 5, 2018, the last reported sale price of our common stock on The Nasdaq Global Market was $4.85 per share. There is currently no market for the other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

This prospectus describes the general terms of the securities we may offer and the general manner in which we may offer these securities. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Such prospectus supplements may also add, update or change information contained in this prospectus. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any other securities market or other exchange with respect to the securities covered by such prospectus supplement. You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. YOU SHOULD REVIEW CAREFULLY THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT, IF APPLICABLE, BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over-allot a portion of the securities.

The date of this prospectus is June 13, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate dollar amount of $200,000,000. In addition, the selling stockholders may from time to time, after we announce topline data for our VTL-308 clinical study, sell up to an aggregate amount of 2,500,000 shares of our common stock in one or more transactions, subject to market conditions and prices, liquidity objectives and other investment considerations.

This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should carefully read both this prospectus and any accompanying prospectus supplement, together with the information incorporated by reference and any other offering materials. See “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to the “company,” “we,” “us” and “our” and similar terms or Vital Therapies refer to Vital Therapies, Inc.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page 6 of this prospectus and incorporated by reference to our annual report on Form 10-K and our quarterly reports on Form 10-Q.

Overview

We are a clinical-stage biotechnology company focusing on the discovery, development and commercialization of cell-based therapies capable of transforming the management of life-threatening conditions. Our initial product candidate, the ELAD® System, or ELAD, is a human-cell-based, bio-artificial liver which is being developed to improve rates of survival among patients with acute forms of liver failure.

We believe that the ELAD System may improve rates of overall survival and transform the management of acute forms of liver failure. Therapy with ELAD consists of a single, up to five-day treatment session, during which a patient’s blood plasma is passed continuously through four cartridges containing approximately one pound of VTL C3A cells. These cells, which are grown by us from our proprietary cell banks, are human, liver-derived cells, which have been shown to retain a large number of the liver’s synthetic and metabolic functions. During therapy with the ELAD System, we believe that the VTL C3A cells may infuse the patient’s plasma with beneficial proteins, including growth factors, cell survival proteins, and anti-inflammatory proteins, and also remove certain harmful substances, such as endotoxin, all of which may better allow the patient’s own liver to recover and regenerate, thereby potentially improving patient survival. The ELAD System has been granted orphan drug designation by the U.S. Food and Drug Administration, or FDA, and the European Commission, for the treatment of patients with acute liver failure, including alcoholic hepatitis.

In May 2016, we commenced our pivotal VTL-308 clinical study. This is a randomized and controlled study comparing the efficacy and safety of the ELAD System plus standard-of-care to standard-of-care alone in adults, under the age of 50 and without secondary organ failure, with liver failure from severe alcoholic hepatitis, or sAH. VTL-308 was designed to enroll at least 150 subjects, and the study’s primary endpoint is a Kaplan-Meier analysis of overall survival to be performed after the last subject to be enrolled has been followed for at least ninety days. The secondary endpoints are to evaluate the proportion of survivors at study days 28 and 91, as well as the proportion of subjects achieving a certain threshold of bilirubin reduction and surviving without transplant. In March 2018, we completed enrollment in VTL-308, and we expect to announce topline data in the third quarter of 2018, likely September. If the data is positive, these results are expected to form the basis for a marketing application to the FDA and other global health regulatory authorities for the approval of the ELAD System for the treatment of sAH. We anticipate performing follow-on studies in other acute forms of liver failure.

Results from a prior study, VTI-208, informed the design of the VTL-308 study and guided its focus on subjects under the age of 50 without secondary organ failure. The VTI-208 study enrolled 203 subjects between 2013 and 2015 with alcohol-induced liver decompensation, most of whom were experiencing liver failure as a result of sAH. In August 2015, we learned that the Kaplan-Meier analysis of overall survival was not statistically different between groups in the intention-to-treat, or ITT, population. However, in a pre-specified subset of 120 subjects with Model for End-stage Liver Disease, or MELD, scores <28, the Kaplan-Meier analysis of overall survival did approach statistical significance. A subject’s MELD score is a tool for characterizing the severity of liver disease and degree of secondary organ dysfunction, and also provides a prognosis for survival at 90 days. In another pre-specified exploratory analysis of 101 subjects with less than the median age of 46.9 years, the Kaplan-Meier analysis of overall survival also favored the ELAD-treated subjects.

Earlier studies, prior to VTI-208, were primarily designed to identify patient populations and clinical trial designs that were appropriate to pursue in pivotal clinical studies. Two randomized controlled trials (VTI-201 and VTI-206) were conducted primarily in U.S. subjects to help better define the population that would be appropriate for study in pivotal clinical trials. The outcomes of these studies suggested that subjects in whom alcohol was the predominant factor leading to their acute liver failure were a particularly suitable population for study in pivotal clinical trials.

Additionally, a 69-subject randomized, controlled clinical trial (VTIC-301) was performed at two hospital centers in Beijing, China, primarily in subjects with an acute form of liver failure caused by viral hepatitis B. Data showed a statistically significant improvement in transplant-free survival rates in the ELAD-treated group as compared with the control group, while data from a subset comprising the first 49 subjects in this clinical trial revealed a statistically significant difference in overall transplant-free survival.

In the United States, we estimate that at least 40,000 patients annually experience an acute form of liver failure that may be addressed by the ELAD System. These include liver failure from sAH, post-surgical liver failure, and fulminant hepatic failure. Except for liver transplant, which is severely limited by the availability of organs or not advisable for many patients under current guidelines, the current standard-of-care is primarily focused on the management of complications, which does not restore lost liver function and is associated with a high rate of mortality.

In addition to the ELAD System, we are also exploring the use of proteins produced by our VTL C3A cells to resuscitate donated livers prior to transplantation into patients as there is a need to increase the number and quality of livers available for transplant. Our pre-clinical research in this field is being done in collaboration with leading research centers in the U.S. and the UK.

We currently retain worldwide rights to the ELAD System free of royalties. If we receive marketing authorization for our products, we intend to establish targeted commercialization and marketing capabilities for our products in the United States and Europe by developing a sales force that would focus on academic medical centers and other centers of excellence treating liver failure. In the United States, for instance, we believe that the approximately 125 active liver transplant centers, as well as a few dozen other specialized liver centers, represent appropriate sites for the placement of the ELAD System. As such, we believe a small, targeted sales force could effectively cover these institutions and successfully commercialize our ELAD System, if approved. We believe a similar sized sales force would be appropriate for Europe. For commercialization of the ELAD System, if approved, outside of the United States and Europe, we may enter into collaborations or license agreements with strategic partners.

Corporate Information

We were incorporated in California in May 2003 as Vitagen Acquisition Corp., changed our name to Vital Therapies, Inc. in June 2003, and reincorporated in Delaware in January 2004. Our principal executive offices are located at 15010 Avenue of Science, Suite 200, San Diego, California 92128. Our telephone number is (858) 673-6840. Our website address is http://www.vitaltherapies.com. Information contained on the website is not incorporated by reference into this prospectus, and should not be considered to be part of this prospectus.

“Vital Therapies” and “ELAD” are registered trademarks of Vital Therapies and the Vital Therapies logo is a trademark of Vital Therapies. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. Except as set forth above and solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We may remain an “emerging growth company” until December 31, 2019 (the fiscal year-end following the fifth anniversary of the completion of our initial public offering), although we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31, or (ii) if our gross revenue exceeds $1.07 billion in any fiscal year. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” are intended to have the meaning associated with it in the JOBS Act.

For as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote to approve executive compensation and shareholder approval of any golden parachute payments not previously approved. We currently plan to take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

The Securities We May Offer

We may offer up to $200,000,000 of common stock, preferred stock, warrants, debt securities, and/or units in one or more offerings and in any combination. In addition, the selling stockholders may sell, from time to time, after we announce topline data for our VTL-308 clinical study, up to an aggregate of 2,500,000 shares of our common stock in one or more transactions, subject to market conditions and prices, liquidity objectives and other investment considerations. This prospectus provides you with a general description of the securities we and the selling stockholders may offer. Each time we sell securities described herein, and in certain cases where one or more selling stockholders sell securities pursuant to this prospectus, we or the selling stockholders, as applicable, will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We and the selling stockholders, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including dividend rights, conversion rights, voting rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding.

Warrants

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures. These indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I-Item 1A-Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and “Part II-Item 1A-Risk Factors” in our Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each applicable prospectus supplement, and the information incorporated by reference in this prospectus and each applicable prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Those statements may appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements include, but are not limited to, information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “can,” “would,” “continue,” “will” or similar expressions and the negatives of those terms.

These forward-looking statements include, among other things, statements about:

•	the cost, timing, and results of our clinical programs for the ELAD® System, including statements related to our VTL-308 phase 3 clinical trial;

•	the timing of, and our ability to obtain and maintain regulatory approvals for the ELAD System;

•	regulatory developments in the United States and foreign countries;

•	the potential market for the ELAD System, including our anticipated gross margins if commercialized;

•	the rate and degree of market acceptance and clinical utility of the ELAD System;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our plans to improve or explore future uses of the ELAD System;

•	our plans to explore other uses for our VTL C3A cells;

•	our plans to obtain funding for our operations;

•	the performance of third parties in connection with the development of the ELAD System, including third parties involved in our clinical trials and third-party suppliers;

•	the development, regulatory approval, efficacy and commercialization of competing products;

•	our ability to retain key scientific or management personnel;

•	our intellectual property position;

•	our estimates regarding expenses, future revenue, capital requirements, projected cash runway and needs for additional financing; and

•	our ability to maintain effective internal control over financial reporting.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those described in “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference into this prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus or the date of the documents incorporated by reference herein. You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

This prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference may also contain estimates and other information concerning our industry that are based on government and industry publications. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. These government and industry publications generally indicate that their information has been obtained from sources believed to be reliable.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

Our earnings have been inadequate to cover fixed charges and preference dividends. The following table sets forth the dollar amount of the coverage deficiency for each of the years ended December 31, 2015, 2016 and 2017, and the three-month period ended March 31, 2018. We have derived the deficiency of earnings to cover fixed charges and preference dividends from our historical financial statements. The following should be read in conjunction with our financial statements, including the notes thereto, included in our annual report on Form 10-K for the year ended December 31, 2017 and our quarterly report on Form 10-Q for the period ended March 31, 2018, both of which are incorporated by reference in this prospectus. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings to cover fixed charges and preference dividends.

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2015	2016	2017	2018
Deficiency of earnings available to cover combined fixed charges and preference dividends	$(52,023)	$(40,969)	$(52,078)	$(14,388)

As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to combined fixed charges and preferred share dividends and ratio of earnings to fixed charges would be identical.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures and other corporate expenses. We may also use a portion of the net proceeds for the licensing or acquisition of complementary products, technologies or businesses. However, we have no present plans, agreements or commitments with respect to any potential acquisition, investment or license.

The timing and amount of our actual expenditures will be based on many factors, including, but not limited to, the timing of clinical trials, preparation for the timing of any submission of a biologics license application and decisions with respect to building commercial operations. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and second amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and second amended and restated bylaws and to the applicable provisions of Delaware law.

General

Our authorized capital stock consists of 130,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Outstanding Shares

As of March 31, 2018, there were 42,368,864 shares of our common stock outstanding, held by approximately 69 stockholders of record, and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of The Nasdaq Global Market, to issue additional shares of our capital stock.

Voting

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our amended and restated certificate of incorporation and second amended and restated bylaws do not provide for cumulative voting rights. Because of this absence of cumulative voting, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. Currently, certain stockholders affiliated with Muneer A. Satter, a member of our board of directors, have the right to nominate some members to our board. See “Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation, Bylaws and Fourth Amended and Restated Investors’ Rights Agreement-- Senior Preferred Investors’ Rights Agreement” below. In addition, our amended and restated certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the combined voting power of all our stockholders entitled to vote on the election of directors, voting together as a single class.

Subject to supermajority votes for some matters, matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, provided that the holders of our common stock are not allowed to vote on any amendment to our certificate of incorporation that relates solely to the terms of one or more series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders or one or more such series, to approve such amendment. The affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors and, in some cases, the affirmative vote of a majority of minority stockholders entitled to vote in any annual election of directors are required to amend or repeal our bylaws, amend or repeal certain provisions of our certificate of incorporation, approve certain transactions with certain affiliates, or approve the sale or liquidation of the company. The vote of a majority of the minority of stockholders applies when an individual or entity and its affiliates or associates together own more than 50% of the voting power of our then outstanding capital stock, excluding any such person that owned 15% or more of our outstanding voting stock immediately prior to our initial public offering, and such a vote would require the approval of the majority of our voting stock, excluding the voting stock held by such a majority holder.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preferences that may be granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate and issue in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued under this prospectus, when paid for, will be fully paid and nonassessable.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. No shares of preferred stock are outstanding, and we have no present plan to issue any shares of preferred stock.

Stock Options

As of March 31, 2018, we had outstanding options to purchase an aggregate of 7,740,808 shares of our common stock pursuant to our equity plans, at a weighted-average exercise price of $6.66 per share. As of March 31, 2018, 56,506 shares of our common stock remain available for future grant or issuance under our 2014 Equity Incentive Plan and 261,168 shares are available for grant under our 2017 Inducement Equity Incentive Plan, each as amended. In addition, the number of shares available for issuance under the 2014 Plan was increased by 1,200,000 shares effective April 16, 2018.

Warrants

As of March 31, 2018, we had outstanding warrants to purchase an aggregate of 240,620 shares of our common stock at an exercise price of $92.99 per share.

Registration Rights

Senior Preferred Investors’ Rights Agreement

Pursuant to the Fourth Amended and Restated Investors’ Rights Agreement, dated August 28, 2013, as amended (the “Senior Preferred IRA”), certain holders of 11,597,719 shares of common stock, including Muneer A. Satter and various trusts and other entities affiliated with Mr. Satter, are entitled to certain rights with respect to the registration of shares of common stock under the Securities Act. Subject to company-imposed lock-ups and certain limitations in the Senior Preferred IRA, including our ability to delay registration in certain circumstances, the holders of at least 25% of these securities then outstanding may demand on three occasions, that we use our reasonable best efforts to register these securities using a long form registration statement for public resale if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $15 million. If we register any of our common stock either for our own account or for the account of other security holders, the holders of these securities are entitled to include their shares of common stock in that registration, subject to the ability of the underwriters to limit the number of shares included in the offering. We are obligated to use our reasonable best efforts to make short form registration statements available, and the holders of at least 25% of these securities then outstanding may also demand, but not more than two times in any 12-month period, that we register all or a portion of these securities using a short form registration statement, provided, among other limitations, that the proposed aggregate selling price is at least $15 million. We will be responsible for paying all registration expenses, including the reasonable fees of legal counsel for the selling holders, and the holders selling their shares will be responsible for paying all selling expenses.

Registration rights under the Senior Preferred IRA terminate, as to a given holder of registration rights, when such holder and such holder’s affiliates can sell all of their registrable securities in a three-month period pursuant to Rule 144. Accordingly, only Muneer A. Satter and various trusts and other entities affiliated with Mr. Satter who were parties to the Senior Preferred IRA have existing registration rights.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation, Bylaws and Fourth Amended and Restated Investors’ Rights Agreement

Certain provisions of Delaware law, our amended and restated certificate of incorporation, our second amended and restated bylaws and the Senior Preferred IRA contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and second amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by a supermajority (75%) vote of our directors then in office;

•	our board of directors may amend or repeal our bylaws only pursuant to a supermajority (75%) vote of our directors then in office;

•	our stockholders may amend or repeal our bylaws only pursuant to a supermajority (75% and majority of the minority, if applicable) vote of the outstanding shares of our capital stock;

•	require in general the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to amend or repeal certain provisions of our certificate of incorporation;

•	require the approval of a supermajority (75% and majority of the minority, if applicable) vote of our outstanding shares of capital stock to approve the sale or liquidation of the company;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause by a supermajority (75%) vote of our outstanding shares of capital stock;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	provide that in general the number of directors on our board may only be fixed from time to time by a supermajority (75%) vote of our directors then in office; and

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.

Senior Preferred Investors’ Rights Agreement

The Senior Preferred IRA also provides that, for so long as Muneer A. Satter and various trusts and other entities affiliated with Mr. Satter, referred to as the Satter Investors, hold at least 30% of our outstanding common stock, the Satter Investors have the right to nominate 40% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 30% (but at least 20%) of our outstanding common stock, they have the right to nominate 30% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 20% (but at least 10%) of our outstanding common stock, they have the right to nominate 20% of our directors (rounded up to the nearest whole number). If the Satter Investors hold less than 10% (but at least 2%) of our outstanding common stock, they have the right to nominate 10% of our directors (rounded up to the nearest whole number). For so long as the Satter Investors hold less than 2% of our outstanding common stock, they do not have the contractual right to nominate any representatives to our board of directors. To date the Satter Investors have not exercised their rights to nominate any directors, but they have reserved the right to do so in the future.

Although not currently serving as such, the Senior Preferred IRA provides that Mr. Satter can elect to serve as our Lead Director. Currently, Mr. Hasnain is serving as our Chairman.

Delaware Anti-Takeover Statute

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that certain of our current stockholders, including Mr. Satter and entities affiliated with him, and any persons to whom certain of our current stockholders sell their common stock will be deemed to have been approved by our board of directors, and thereby not subject to the restrictions set forth in Section 203.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “VTL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC, or AST. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of our preferred stock or common stock, or any combination thereof. Warrants may be issued independently or together with our preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of us.

This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes the prospectus.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	the deletion, addition or change in any event of default;

•	any change or modification to the subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities;”

•	any deletion, addition or change in the covenants set forth in Article 10 of the indenture;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors;

•	any provisions granting special rights to holders when a specified event occurs;

•	any special tax provisions that apply to the debt securities;

•	with respect to the debt securities that do not bear interest, the dates for certain required reports to the applicable trustee;

•	any and all additional, eliminated or changed terms that will apply to the debt securities; and

•	any other terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion of the debt security being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly-leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, Merger and Sale of Assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than one of our subsidiaries), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of Vital Therapies, Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest thereon, if any, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	to evidence the succession of another person to Vital Therapies, or successive successions, and the assumption by any such successor of the covenants of Vital Therapies in the indentures in compliance with Article 8 of the indentures;

•	adding covenants;

•	adding events of default;

•	making certain changes to facilitate the issuance of the debt securities;

•	to add to, change or eliminate any of the provisions of the indentures or series of securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such security with respect to such provision or (B) shall become effective only when there is no such security outstanding;

•	securing the debt securities;

•	providing for guaranties of, or additional obligors on, the debt securities;

•	to establish the form or term of debt securities as permitted by Sections 2.1 and 3.1 of the indenture;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguity, defect or inconsistency; provided that such action shall not adversely affect the interest of the holders in any material respect;

•	permitting or facilitating the defeasance and discharge of the debt securities;

•	make such other provisions in regard to matters or questions arising under the indentures or under any supplemental indentures as our board of directors may deem necessary or desirable, and which does not in each case adversely affect the interests of the holders of the debt securities of a series; and

•	comply with requirements of the SEC in order to effect or maintain the qualifications of the indentures under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	we may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	we may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a non-payment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a non-payment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and Discharge; Defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

◦	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

◦	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of material federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find More Information.”

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale from time to time, after we announce topline data for our VTL-308 clinical study, by the stockholders named herein, who we refer to in this prospectus as the “selling stockholders,” of up to an aggregate maximum amount of 2,500,000 shares of our common stock in one or more transactions, subject to market conditions and prices, liquidity objectives and other investment considerations. Such shares of common stock were issued and outstanding prior to the original filing date of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus through (i) our directed share program at our initial public offering, our follow-on public offerings, or otherwise on the open market, and (ii) several private placements of our common stock or convertible preferred stock prior to our initial public offering, with all such shares of convertible preferred stock converted into shares of our common stock in connection with our initial public offering. Additional information about the selling stockholders, where applicable, will be set forth in an applicable prospectus supplement, documents incorporated by reference in this prospectus or in a free writing prospectus we file with the SEC.

The following table sets forth the information about the selling stockholders, including the number of shares of our common stock beneficially owned by such selling stockholders immediately prior to the date of this prospectus, the number of shares offered hereby and registered by the registration statement of which this prospectus is a part, and the number of shares of our common stock to be beneficially owned by such selling stockholders after this offering. The number of shares to be owned after this offering assumes that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are subsequently bought or sold by the selling stockholders.

Name	Shares Beneficially Owned Prior to the Date of this Prospectus		Shares Subject to Sale	Shares Beneficially Owned After Sale of All Shares Subject to Sale Pursuant to this Prospectus
	Number of Shares	Percent	Pursuant to this Prospectus	Number of Shares	Percent
Satter Medical Technology Partners, L.P.	4,250,000 (1)(3)	10.0	933,469	3,316,531	7.8

Trusts and Other Entities Affiliated with Muneer A. Satter	7,347,719 (2)(3)	17.3	1,566,531	5,781,188	13.6

(1) Muneer A. Satter has sole voting and dispositive power over all such shares. Mr. Satter disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest.

(2) Includes (a) 4,202,930 shares that are held by the Muneer A. Satter Revocable Trust for which Mr. Satter serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares and (b) 2,929,347 shares that are held by various other trusts and other entities for which Mr. Satter serves as trustee, investment adviser or manager and, in such capacity, has sole voting and dispositive power over all such shares. Also includes (i) warrants to acquire 60,639 shares of common stock that are held by the Muneer A. Satter Revocable Trust, (ii) warrants to acquire 61,533 shares of common stock that are held by various trusts and other entities for which Mr. Satter serves as trustee, investment adviser or manager, and (iii) stock options to purchase 93,270 shares of common stock held by Mr. Satter. Excludes a stock option to purchase 29,538 shares of common stock, which vests and becomes exercisable on the earlier of May 23, 2019 or the date immediately prior to our 2019 annual meeting of stockholders. Mr. Satter disclaims beneficial ownership of all shares included in clauses (b) and (ii) above, except to the extent of his pecuniary interest.

(3) Shares may also be sold, transferred or otherwise disposed of at any time and from time to time, after we announce topline data for our VTL-308 clinical study, in transactions exempt from the registration requirements of the Securities Act. The address for each selling stockholder is c/o Satter Management Co., L.P., 676 N. Michigan Avenue, Suite 4000, Chicago, IL 60611.

No selling stockholder has had any material relationship with us or any of our affiliates within the past three fiscal years, other than Muneer A. Satter is a member of our Board of Directors and the selling stockholders are entitled to the board and registration rights described in this prospectus under “Description of Capital Stock.”

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We or the selling stockholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the Nasdaq Global Market or on any national securities exchange or quotation service on which the shares of common stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at-the-market offerings” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the name or names of any selling stockholders;

•	the sales price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensation;

•	any initial price to public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling stockholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

If dealers are used in the sale of securities offered through this prospectus, we or the selling stockholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling stockholders. If any selling stockholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us or the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

We or the selling stockholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). To the extent that we or the selling stockholders make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us or the selling stockholders, on one hand, and the underwriters or agents, on the other. If we engage in at-the-market sales pursuant to any such agreement, we or the selling stockholders will sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we or the selling stockholders may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we or the selling stockholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we or the selling stockholders use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may make the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We or the selling stockholders may also make sales through the Internet or through other electronic means. Since we or the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us or the selling stockholders against certain liabilities, including liabilities under the Securities Act. Agents, dealers, and underwriters may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling stockholders and any agents, underwriters or dealers that are involved in selling shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s requirement for additional financing to fund future operations as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.vitaltherapies.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K (and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 13, 2018, as amended on March 14, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 8, 2018;

•	our Current Report in Form 8-K filed on May 24, 2018; and

•	the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 15, 2013 pursuant to Section 12(b) of the Exchange Act.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering of the securities described in this prospectus, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding those documents or portions of those documents deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the selling stockholders have authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

Requests for such documents should be directed to:

Vital Therapies, Inc.

Attn: Investor Relations

15010 Avenue of Science, Suite 200

San Diego, California 92128

(858) 673-6840

You may also access the documents incorporated by reference in this prospectus through our website at www.vitaltherapies.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

5,000,000 Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Bookrunning Manager

SVB Leerink

Co-Managers

Wedbush PacGrow		Ladenburg Thalmann

August   , 2020